UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2025

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 N. Cherry Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, Par Value $0.01	HBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below, on April 29, 2025, at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Hanesbrands Inc. (the “Company”), the stockholders of the Company approved an amendment (the “Second Amendment”) of the Hanesbrands Inc. 2020 Omnibus Incentive Plan (the “Plan”). Pursuant to the Second Amendment, the number of shares of common stock, par value $0.01 per share, of the Company reserved for issuance under the Plan was increased by 16,210,000 shares. The Second Amendment is described in Proposal 4 in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 17, 2025.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on April 29, 2025. A total of 312,011,776 shares of the Company’s common stock (approximately 88.4% of all shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

Proposal 1 – Election of Directors

The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors. The voting results were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stephen B. Bratspies	264,651,073	7,077,152	497,882	39,785,669
Geralyn R. Breig	262,266,409	9,558,283	401,415	39,785,669
Colin Browne	269,239,153	2,591,223	395,731	39,785,669
Natasha C. Chand	265,475,986	6,279,815	470,306	39,785,669
Sharilyn S. Gasaway	269,406,693	2,406,588	412,826	39,785,669
Mark A. Irvin	265,411,194	6,338,663	476,250	39,785,669
James C. Johnson	261,117,892	10,649,695	458,520	39,785,669
John G. Mehas	269,451,550	2,367,768	406,789	39,785,669
Franck J. Moison	266,338,168	5,487,039	400,900	39,785,669
Robert F. Moran	263,389,948	8,434,580	401,579	39,785,669
William S. Simon	267,015,873	4,565,279	644,955	39,785,669

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s 2025 fiscal year. The voting results were as follows:

FOR	AGAINST	ABSTAIN
304,012,937	7,245,674	753,165

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

The stockholders of the Company approved, on an advisory basis, named executive officer compensation as described in the Proxy Statement for the Annual Meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
256,156,819	15,026,156	1,043,132	39,785,669

Proposal 4 – Approval of the Amendment of the Hanesbrands Inc. 2020 Omnibus Incentive Plan

The stockholders of the Company approved the Second Amendment of the Plan. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
251,817,697	19,475,891	932,519	39,785,669

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment of Hanesbrands Inc. 2020 Omnibus Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANESBRANDS INC.

Date: May 5, 2025	By:	/s/ Kristin L. Oliver
	Name:	Kristin L. Oliver
	Title:	EVP, Chief Human Resources Officer & Chief Legal Officer